UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 13, 2006

FIRST INDIANA CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

0-14354
(Commission file number)

35-1692825
(I.R.S. Employer Identification No.)

135 NORTH PENNSYLVANIA STREET
SUITE 2800
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 269-1200
(Registrant’s Telephone Number,
Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

        On September 13, 2006, First Indiana Bank, N.A. (the “Bank”), a wholly-owned subsidiary of First Indiana Corporation (the “Corporation”) announced the appointment of Tim S. Massey as Executive Vice President. Mr. Massey’s annual salary will be $215,000, and he will receive a guaranteed cash bonus of $72,000 for 2006, payable in early 2007. He received an award of 12,500 shares of restricted stock pursuant to a Restricted Stock Agreement dated September 13, 2006. Mr. Massey also will be a participant in the 2006-2008 Long-Term Incentive Program of the Corporation, and, pursuant to this program, he received an award of 2,916 shares of restricted stock and 1,458 deferred shares. Dividends are payable on all restricted shares and dividend equivalents may be payable on the deferred shares in accordance with the long-term incentive program. All of the equity awards were granted pursuant to the existing 2004 Executive Compensation Plan.

        The Bank and Mr. Massey also entered into an Employment Agreement dated September 13, 2006 which provides for certain benefits if the officer’s employment is terminated upon or following a change in control, and prior to the close of his employment term, other than a termination with cause or a termination by the officer without good reason. In such a case, the officer would be entitled to a pro rata portion of his target annual bonus for the year that includes his termination date and a severance payment equal to the product of his then annual rate of total compensation times the number of years remaining in his employment term at the time of termination. For this purpose, total compensation includes the officer’s annual base salary and target annual bonus and the annual cost to the Corporation of the benefits for which the officer is eligible under the Corporation’s group health plans. The agreement provides for a one-year employment term with daily extensions of the stated employment term so that the remaining term always equals the original term, subject to the Corporation’s right to stop further extension by giving the officer 30-days written notice to such effect.

In addition to receiving the foregoing severance payment and a pro rata portion of his target annual bonus for the year that includes his termination date, the agreement provides for the officer to receive payment of a lump sum equal to the present value of the additional amount the officer would have accrued under the Corporation’s savings and retirement plans had the officer’s employment continued until the end of the officer’s then current employment term.

        Finally, on September 13, 2006, the Bank entered into a Supplemental Benefit Plan Agreement applicable to Tim S. Massey. The agreement provides the officer benefits that normally would be paid under the defined benefit plan of the Bank, beyond the limitations of defined benefit payments under the Internal Revenue Code.

        The Employment Agreement is attached as an exhibit to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Form of Employment Agreement with Tim S. Massey.

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Signatures.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST INDIANA CORPORATION

Date: September 18, 2006	By:	/s/ William J. Brunner
William J. Brunner Chief Financial Officer

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